EXHIBIT 4.3

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Certificate Number P-1	Number of Preferred Securities 2,024,000

Certificate Evidencing Preferred Securities
of
IBC Capital Finance II

8.25% Cumulative Trust Preferred Securities
(Liquidation Amount $25 per Preferred Security)

CUSIP No. 44921B 20 8

        IBC Capital Finance II, a statutory trust created under the laws of the State of Delaware (the “Trust”), hereby certifies that Cede & Co. (the “Holder”) is the registered owner of two million twenty-four thousand (2,024,000) preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the 8.25% Cumulative Trust Preferred Securities (liquidation amount $25 per Preferred Security) (the “Preferred Securities”). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this Certificate duly endorsed and in proper form for transfer as provided in Section 504 of the Trust Agreement (as defined herein). The designations, rights, privileges, restrictions, preferences, and other terms and provisions of the Preferred Securities are set forth in, and this Certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of March 19, 2003, as the same may be amended from time to time (the “Trust Agreement”), including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Preferred Securities Guarantee Agreement entered into by Independent Bank Corporation, a Michigan corporation, and U.S. Bank National Association as guarantee trustee, dated as of March 19, 2003, as the same may be amended from time to time (the “Guarantee”), to the extent provided therein. The Trust shall furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

        Upon receipt of this Certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

        Unless the Certificate of Authentication has been manually executed by the Property Trustee, this Certificate is not valid or effective.

        IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this Certificate as of the 19th day of March, 2003.

IBC CAPITAL FINANCE II
By:	/s/ Robert N. Shuster Name: Robert N. Shuster Title: Administrative Trustee

[REVERSE OF CERTIFICATE]

        The Trust will furnish without charge to any registered owner of Preferred Securities who so requests, a copy of the Trust Agreement and the Guarantee. Any such request should be in writing and addressed to IBC Capital Finance II, c/o Secretary of Independent Bank Corporation, 230 West Main Street, Ionia, Michigan 48846 or to the Registrar named on the face of this Certificate.

        The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- TEN ENT -- JT TEN --	As tenants in common As tenants by the entireties As joint tenants with right of survival	UNIF GIFT MIN ACT --	Under Uniform Gift to Minors Act and not as tenants
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(Please insert social security or other identifying number of assignee)

(insert address and zip code of assignee)

the within Certificate and all rights and interests represented by the Preferred Securities evidenced thereby, and hereby irrevocably constitutes and appoints _________________ attorney to transfer the said Preferred Securities on the books of the within-named Trust with full power of substitution in the premises.

Date:	Signature:	Note: The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Certificate in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed:

NOTICE: Signature(s) must be guaranteed by an “eligible guarantor institution” that is a member or participant in a “signature guarantee program” (i.e., the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program).

PREFERRED SECURITIES CERTIFICATE AUTHENTICATION

        This is one of the 8.25% Cumulative Trust Preferred Securities referred to in the within-mentioned Amended and Restated Trust Agreement.

U.S. BANK NATIONAL ASSOCIATION, as Property Trustee
By:	AUTHORIZED SIGNATURE

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